UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 7, 2010
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective January 7, 2010, Mr. Michael Valentine’s position with Cerner Corporation (the “Company”) as Executive Vice President and General Manager U.S. has been changed to Executive Vice President and Chief Operating Officer. The Company did not previously have a Chief Operating Officer.
Mr. Valentine, age 41, joined Cerner in December 1998 as Director of Technology. He was promoted to Vice President in 2000 and to the President of Cerner Mid America in January of 2003. In February 2005, he was named General Manager of the U.S. Client Organization and was promoted to Senior Vice President in March 2005. He was promoted to Executive Vice President in March 2007. Prior to joining the Company, Mr. Valentine was an executive in the telecommunication and technology industry groups with Accenture Consulting.
There are no arrangements or understandings between Mr. Valentine and any other person pursuant to which he was selected as an officer. Mr. Valentine does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: January 13, 2010	By:	/s/ Marc G. Naughton
Marc G. Naughton, Senior Vice President
and Chief Financial Officer